UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K

                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):  September 2, 2002


              CONSOLIDATED FREIGHTWAYS CORPORATION
     (Exact name of registrant as specified in its charter)


     Delaware              1-12149              77-0425334
  (State or other     (Commission File        (IRS Employer
  jurisdiction of          Number)         Identification No.)
  incorporation)

   16400 S.E. CF Way,                             98683
      Vancouver, WA
  (Address of principal                         (Zip Code)
   executive offices)



 Registrant's telephone number, including area code:  (360) 448-4000


  (Former name or former address, if changed since last report)



ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

     On September 3, 2002, Consolidated Freightways Corporation, a Delaware corporation ("CFC"), Consolidated Freightways Corporation of Delaware, a Delaware corporation ("CFCD"), CF AirFreight Corporation, a Delaware corporation ("CF AirFreight"), Redwood Systems, Inc., a Delaware corporation ("Redwood Systems"), Leland James Service Corporation, a Delaware corporation ("Leland James") and CF MovesU.com Incorporated, a Delaware corporation ("CFMU"), (collectively, the "Debtors"), filed petitions for relief under Chapter 11 of the United States Bankruptcy Code ("Chapter 11") in the United States Bankruptcy Court for the Central District of California.

     The Debtors will ask the bankruptcy court to allow them to oversee their operations as debtors in possession, subject to court approval of matters outside the ordinary course of business. While in Chapter 11, the Debtors will attempt a management-directed sale of the Debtors' business as a going concern. In the event such a sale is not possible, the Debtors will attempt to sell portions of the business in separate transactions and to liquidate and collect the remainder of the Debtors' assets. The Debtors have engaged an investment banking firm to assist in the sale. All such sales will attempt to maximize the value of the Debtors' assets for the benefit of the Debtors' creditors. CFC believes that the Debtors will not be able to fully satisfy the claims of the creditors from the proceeds of such sales and liquidations. Therefore CFC believes that CFC's stockholders will not receive any distributions on account of their stock.

     On September 2, 2002, CFC, CFCD, Redwood Systems, Leland James and CFMU sent notices of termination to approximately 15,500 active employees and effectively ceased all operations except those limited operations necessary to protect the Debtors' assets. Canadian Freightways Ltd. and subsidiaries and Grupo Consolidated Freightways, S.A. de RL, as well as several non-operating subsidiaries, have not terminated their employees and are continuing their normal business operations. These entities will not be included in the bankruptcy filings. CF AirFreight, although included in the bankruptcy filing, did not terminate any employees and will continue normal business operations. Copies of the press releases announcing the filing of the petition are attached as exhibits to this Form 8-K and are incorporated herein by reference.



ITEM 7.  EXHIBITS.

     99.1 Press release dated September 2, 2002 (filed herewith).

     99.2 Press release dated September 3, 2002 (filed herewith).


                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Consolidated Freightways Corporation has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CONSOLIDATED FREIGHTWAYS
                              CORPORATION,
                              Registrant



Dated: September 3, 2002      By:/s/Stephen Sokol
                                  Name:  Stephen Sokol
                                  Title:  Executive Vice President and
                                          Chief Financial Officer




                          EXHIBIT INDEX

EXHIBIT   DESCRIPTION
NUMBER

99.1      Press release dated September 2, 2002.

99.2      Press release dated September 3, 2002.